      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1999.
                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          DOCUMENT SCIENCES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                               33-0485994
 (STATE OF INCORPORATION)                                    (I.R.S. EMPLOYER
                                                            IDENTIFICATION NO.)

                               6339 PASEO DEL LAGO
                               CARLSBAD, CA 92009
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            1995 STOCK INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)


                                 BARTON L. FABER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          DOCUMENT SCIENCES CORPORATION
                               6339 PASEO DEL LAGO
                               CARLSBAD, CA 92009
                                 (760) 602-1400
 NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             MARK A. BERTELSEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM         AMOUNT OF
                                         AMOUNT TO BE        OFFERING PRICE        AGGREGATE            REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED(1)        PER SHARE(2)       OFFERING PRICE             FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
additional shares reserved for
issuance under the 1995 Stock
Incentive Plan (the "Plan")                  350,000          $1.9375              $678,125.00             $ 189.00

            TOTAL .............              350,000                               $678,125.00             $ 189.00
                                             =======                               ============            ========
=====================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on August 27, 1999.

================================================================================

                          DOCUMENT SCIENCES CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8


                                     PART I

                     INFORMATION REQUIRED IN THIS PROSPECTUS

        Omitted pursuant to the instructions and provisions of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.

      Pursuant to General Instruction E of Form S-8, there are hereby incorporated by reference into this Registration Statement the Registration Statements on Form S-8 previously filed by Document Sciences Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), SEC File Nos. 333-17935 and 333-59803, in connection with the 1995 Stock Incentive Plan (the "Plan"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Plan, and the following subsequent periodic reports and information contained therein are hereby incorporated by reference into this Registration Statement:

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 31, 1999 pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the Commission on May 14, 1999 pursuant to
            Section 13(a) of the Exchange Act.

      (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed with the Commission on August 13, 1999 pursuant to Section 13(a) of the Exchange Act.

      (4) The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 1999 pursuant to Section 14(a) of the Exchange Act.

      (5) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on July 10, 1996 pursuant to Section 12(g) of the Exchange Act, as amended on August 9, 1996, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 8.        EXHIBITS.

      EXHIBIT
      NUMBER                               DESCRIPTION
     --------       ------------------------------------------------------------

         4.1        1995 Stock Incentive Plan.

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

        23.1        Consent of Independent Auditors.

        23.2        Consent of Counsel (contained in Exhibit 5.1).

        24.1        Power of Attorney (see page II-3).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 31st day of August, 1999.

                                             DOCUMENT SCIENCES CORPORATION


                                             By: /s/ Barton L. Faber
                                                --------------------------------
                                             Barton L. Faber, President and
                                             Chief Executive Officer

                              POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barton L. Faber and John H. Wilson, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                             Date
---------------------------      --------------------------------------         ---------------

/s/ Barton L. Faber              President, Chief Executive Officer and         August 31, 1999
---------------------------      Director (Principal Executive Officer)
Barton L. Faber

/s/ John H. Wilson               Vice President, Finance                        August 31, 1999
---------------------------      (Principal Financial and Accounting
John H. Wilson                   Officer)

/s/ Thomas L. Ringer             Chairman of the Board of Directors             August 31, 1999
---------------------------
Thomas L. Ringer

/s/ Charles P. Holt              Director                                       August 31, 1999
---------------------------
Charles P. Holt

/s/ Colin J. O'Brien             Director                                       August 31, 1999
---------------------------
Colin J. O'Brien

/s/ Brian E. Stern               Director                                       August 31, 1999
---------------------------
Brian E. Stern

                                INDEX TO EXHIBITS


       EXHIBIT
       NUMBER                           DESCRIPTION
      --------      ------------------------------------------------------------
         4.1        1995 Stock Incentive Plan.

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

        23.1        Consent of Independent Auditors.